Exhibit 99.1

For More Information, Contact:

James E. Fickenscher/CFO	William Q. Sargent Jr./ VP IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5926
jfickenscher@auxilium.com	wsargent@auxilium.com

Auxilium Submits Biologics License Application for XIAFLEXTM for the Treatment of Dupuytren’s contracture to the U.S. Food and Drug Administration

MALVERN, PA., (March 02, 2009)—Auxilium Pharmaceuticals, Inc. (Nasdaq: AUXL), a specialty biopharmaceutical company, today announced that it has submitted a Biologics License Application (BLA) to the U.S. Food and Drug Administration (FDA) for XIAFLEX™ (clostridial collagenase for injection), a novel, first-in-class, orphan-designated, biologic for the treatment of Dupuytren’s contracture.

“This BLA submission is a significant regulatory milestone for XIAFLEX,” said Armando Anido, Chief Executive Officer and President of Auxilium. “There currently are no approved non-surgical treatments available for Dupuytren’s contracture, which can be a debilitating disease that often affects patients’ quality of life. We believe that XIAFLEX, if approved, would be the non-surgical treatment choice for the management of Dupuytren’s contracture and could meaningfully improve the lives of patients diagnosed with the disease. We look forward to working with the FDA as it reviews the XIAFLEX application.”

The BLA submission is based on data from a total of 1082 treated Dupuytren’s contracture patients and over 2600 injections of XIAFLEX.

Auxilium has requested Priority Review designation for this BLA submission from the FDA. The Company expects to hear back from the FDA on Priority Review designation within approximately 60 days from the filing date. If granted, the FDA, per Prescription Drug User Fee Act guidelines, has up to six months from submission date to take action on the BLA. Priority Review may be granted to drug products that provide treatment when no approved pharmacological treatments exist for a disease.

About Dupuytren’s Contracture

Dupuytren’s contracture is a condition that affects the connective tissue that lies beneath the skin in the palm. The disease is progressive in nature. Typically, nodules develop in the palm as collagen deposits accumulate. As the disease progresses, the collagen deposits form a cord that stretches from the palm of the hand to the base of the finger. Once this cord develops, the patient’s fingers contract and the function of the hand is impaired. Currently, surgery is the only effective treatment. The incidence of Dupuytren’s contracture is highest in Caucasians, historically those of Northern European descent, with a global prevalence of three to six percent of the Caucasian population.(1) Most cases of Dupuytren’s contracture occur in patients older than 50 years and a hereditary component exists in approximately 40% of patients.(2,3)

The most frequently affected parts of the hand associated with Dupuytren’s contracture are the joints called the Metacarpal-Phalangeal Joint, or MP joint, which is the joint closest to the palm of the hand and the Proximal Intra-Phalangeal Joint, or the PIP joint, which is the middle joint in the finger. The little finger and ring finger are most frequently involved and about half of patients have bilateral disease3. There are currently no drugs approved by the U.S. Food and Drug Administration for Dupuytren’s contracture, which is treated primarily by an open surgical procedure.

(1)	American Academy of Orthopaedic Surgeons. http://orthoinfo.aaos.org/topic.cfm?topic=A00008
(2)	Badalamente, M. A., Hurst, L. C. et al., Collagen as a Clinical Target: Nonoperative Treatment of Dupuytren’s Disease, The Journal of Hand Surgery, (2002;27A:788-798)
(3)	Tubiana, R. Dupuytren’s Disease. London: Martin Dunitz Ltd, 2006

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing to urologists, endocrinologists, orthopedists and select primary care physicians. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its approximately 190-person sales and marketing team. Auxilium has five projects in clinical development. XIAFLEXTM (clostridial collagenase for injection), formerly referred to as AA4500, has completed phase III clinical trials for the treatment of Dupuytren’s contracture, is in phase IIb of development for the treatment of Peyronie’s disease and is in phase II of development for treatment of Frozen Shoulder syndrome (Adhesive Capsulitis). Auxilium’s transmucosal film product candidate for the treatment of overactive bladder (AA4010) is in phase I of development. Auxilium also has one pain product (fentanyl) using its transmucosal film delivery system in phase I of development. Auxilium has rights to additional pain products and products for hormone replacement and urologic disease using its transmucosal film delivery system. The Company is currently seeking a partner to further develop these transmucosal film product candidates. Auxilium also has options to all indications using XIAFLEX for non-topical formulations. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the granting of priority review for the biologics license application for XIAFLEX for the treatment of Dupuytren’s contracture by the U.S. Food and Drug Administration and the timing of such priority review, if granted; the potential benefits and effectiveness of XIAFLEX for Dupuytren’s contracture; the number of people suffering from Dupuytren’s contracture; products in development for Peyronie’s disease, Frozen Shoulder syndrome, overactive bladder, pain, hormone replacement and urologic disease; and all other statements containing projections, statements of future performance or expectations, or statements of plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). You can identify these statements by the fact that they use words such as “believe,” “appears,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and other words and terms of similar meaning in connection with any discussion of projections, future performance or expectations, plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including further evaluation of clinical data, results of clinical trials, decisions by regulatory authorities as to whether and when to approve drug applications, and general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2008 under the heading “Risk Factors”, which is on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of Auxilium’s home page on the Internet at http://www.Auxilium.com under the heading “Investor Relations — SEC Filings.” There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide Auxilium’s expectations, plans or forecasts of future events and views as of the date of this release. Auxilium anticipates that subsequent events and developments will cause Auxilium’s assessments to change. However, while Auxilium may elect to update these forward-looking statements at some point in the future, Auxilium specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Auxilium’s assessments as of any date subsequent to the date of this release.

CONTACT:

James E. Fickenscher

Chief Financial Officer, Auxilium Pharmaceuticals, Inc.

+1-484-321-5900

jfickenscher@auxilium.com

or

William Q. Sargent Jr.

Vice-President, Investor Relations and Corporate Communications

+1-484-321-5900

wsargent@auxilium.com

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